Exhibit 99

CERBCO, Inc.

CONSOLIDATING SCHEDULE – STATEMENT OF OPERATIONS INFORMATION

THREE MONTHS ENDED DECEMBER 31, 2004

(unaudited)

	CERBCO, Inc. Consolidated		Eliminations	CERBCO, Inc. Unconsolidated	INEI Corporation
Sales	$0	(A)	$(156,736)	$0	$156,736

Costs and Expenses:
Cost of sales	0	(A)	(103,382)	0	103,382
Selling, general and administrative expenses	144,459	(A)	(161,781)	144,459	161,781

Total Costs and Expenses	144,459		(265,163)	144,459	265,163

Operating Loss	(144,459)		108,427	(144,459)	(108,427)

Investment Income	75,793	(A)	(14,751)	75,793	14,751
Other Income (Expense) - Net	(10,494)	(A)	(12,610)	(10,494)	12,610

Loss Before Income Taxes	(79,160)		81,066	(79,160)	(81,066)

Credit for Income Taxes	0		0	0	0

Loss from Continuing Operations	(79,160)		81,066	(79,160)	(81,066)

Loss from Discontinued Operations - Net	0		0	0	0

NET LOSS	$(79,160)	(F)	$81,066	$(79,160)	$(81,066)

CERBCO, Inc.

CONSOLIDATING SCHEDULE – STATEMENT OF OPERATIONS INFORMATION

SIX MONTHS ENDED DECEMBER 31, 2004

(unaudited)

	CERBCO, Inc. Consolidated		Eliminations	CERBCO, Inc. Unconsolidated	INEI Corporation
Sales	$0	(B)	$(274,006)	$0	$274,006

Costs and Expenses:
Cost of sales	0	(B)	(203,006)	0	203,006
Selling, general and administrative expenses	300,694	(B)	(832,629)	300,694	832,629

Total Costs and Expenses	300,694		(1,035,635)	300,694	1,035,635

Operating Loss	(300,694)		761,629	(300,694)	(761,629)

Investment Income	116,248	(B)	(31,116)	116,248	31,116
Other Income (Expense) - Net	(17,756)	(B)	(46,571)	(17,756)	46,571

Loss Before Income Taxes	(202,202)		683,942	(202,202)	(683,942)

Credit for Income Taxes	(35,000)		0	(35,000)	0

Loss from Continuing Operations	(167,202)		683,942	(167,202)	(683,942)

Loss from Discontinued Operations - Net	0		0	0	0

NET LOSS	$(167,202)	(G)	$683,942	$(167,202)	$(683,942)

CERBCO, Inc.

CONSOLIDATING SCHEDULE – BALANCE SHEET INFORMATION

DECEMBER 31, 2004

(unaudited)

	CERBCO, Inc. Consolidated		Eliminations	CERBCO, Inc. Unconsolidated	INEI Corporation
ASSETS

Current Assets:
Cash and cash equivalents	$8,409,774	(D)	$(3,588,051)	$8,409,774	$3,588,051
Cash in escrow	0	(D)	(225,000)	0	225,000
Marketable securities	8,510,828		0	8,510,828	0
Accounts receivable	52,343	(D)	(255,050)	52,343	255,050
Inventories	0	(D)	(138,179)	0	138,179
Prepaid expenses and other	18,732	(D)	(7,168)	18,732	7,168

TOTAL CURRENT ASSETS	16,991,677		(4,213,448)	16,991,677	4,213,448

Investment in subsidiary	0	(E)	(1,267,985)	1,267,985	0
Intercompany receivables and payables	0		0	(33,441)	33,441

Property, Plant and Equipment - net of accumulated depreciation	4,450	(D)	(59,897)	4,450	59,897

Other Assets:
Cash surrender value of SERP life insurance	2,145,169		0	2,145,169	0
Marketable securities	993,906		0	993,906	0
Deposits and other	44,489		0	44,489	0
Total assets of discontinued operations	4,273,345	(D)	4,273,345	0	0

TOTAL ASSETS	$24,453,036		$(1,267,985)	$21,414,235	$4,306,786

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued liabilities	$22,089	(D)	$(1,066,872)	$22,089	$1,066,872
Distributions payable	0		0	0	0

TOTAL CURRENT LIABILITIES	22,089		(1,066,872)	22,089	1,066,872
Accrued SERP liability	3,050,334		0	3,050,334	0
Total liabilities of discontinued operations	1,479,361	(C)(D)	1,479,361	0	0

TOTAL LIABILITIES	4,551,784		412,489	3,072,423	1,066,872

Non-Owned Interests	1,971,929	(B)(E)	1,971,929	0	0

Stockholders’ Equity:
Common stock	121,786	(E)	(176,086)	121,786	176,086
Class B Common stock	29,009	(E)	(11,904)	29,009	11,904
Additional paid-in capital	7,683,528	(E)	(4,022,324)	7,683,528	4,022,324
Retained earnings	10,095,000	(B)(C)(E)(G)	(631,702)	10,507,489	219,213
Treasury stock	0	(E)	1,189,613	0	(1,189,613)

TOTAL STOCKHOLDERS’ EQUITY	17,929,323		(3,652,403)	18,341,812	3,239,914

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$24,453,036		$(1,267,985)	$21,414,235	$4,306,786

CERBCO, Inc.

CONSOLIDATING RECLASSIFICATION AND ELIMINATION ENTRIES

DECEMBER 31, 2004

(unaudited)

(A)
Sales	$156,736
Investment income	14,751
Other income	12,610
Non-owned interests	49,340
Retained earnings	31,726
Cost of sales		$103,382
Selling, general and administrative expenses		161,781
To reclassify the discontinued operations of INEI Corporation for the three months ended December 31, 2004.

(B)
Sales	$274,006
Investment income	31,116
Other income	46,571
Non-owned interests	416,272
Retained earnings	267,670
Cost of sales		$203,006
Selling, general and administrative expenses		832,629
To reclassify the discontinued operations of INEI Corporation for the six months ended December 31, 2004.

(C)
Retained earnings	$412,489
Total liabilities of discontinued operations		$412,489
To adjust investment in INEI Corporation to fair value at December 31, 2004.

(D)
Accounts payable and accrued liabilities	$1,066,872
Total assets of discontinued operations	4,273,345
Cash and cash equivalents		$3,588,051
Cash in escrow		225,000
Accounts receivable		255,050
Inventories		138,179
Prepaid expenses and other		7,168
Property, plant and equipment-net		59,897
Total liabilities of discontinued operations		1,066,872
To reclassify the assets and liabilities of discontinued operations at December 31, 2004.

(E)
Common stock	$176,086
Class B stock	11,904
Additional paid-in capital	4,022,324
Retained earnings	635,485
Treasury stock		$1,189,613
Investment in subsidiary		1,267,985
Non-owned interests		2,388,201
To eliminate investment in INEI Corporation at December 31, 2004.

(F)
Current period loss adjustments	$81,066
Retained earnings		$81,066
To close out impact of eliminating entries on statement of operations for the quarter ended December 31, 2004.

(G)
Current year operations adjustments	$683,942
Retained earnings		$683,942
To close out impact of eliminating entries on statement of operations for the six months ended December 31, 2004.

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